Exhibit 4.18

CONTRACT OF PURCHASE AND SALE

BETWEEN:

NAME:

Baja Mining Corporation

ADDRESS:

1177 West Hastings Street, Suite 2350

Vancouver, BC  V6E 2K3

AND:

NAME

Minera Y Metalurgica del Boleo, S.A. de C.V.

ADDRESS:

Sinaloa #106, Desp. 301

Colonia Roma, Mexico, D.F. 06700

          (hereinafter called the "Purchasers")

THE PURCHASERS

AND:

NAME:

NDCO Power Systems (2005) Inc.

ADDRESS:

#203, 15585 - 24 Avenue

Surrey, BC   V4A 2J4

          (hereinafter called the "Seller")

THE SELLER

WHEREAS THE SELLER:

(a)

is possessed of the goods and specific goods hereinafter described and located at Nantucket, MA, USA and

(b)

will be in receipt of the sum of One Hundred and Fifty Thousand ($150,000.00) US Dollars from the Purchaser by as a deposit towards the Purchase of the goods. Thirty Thousand ($30,000.00) US Dollars has been received in June 2006. Balance of One Hundred and Twenty Thousand ($120,000.00) US Dollars to be paid to the Seller by August 15, 2006.

NOW THIS INDENTURE WITNESSETH:

In consideration of and for the sum of Six Hundred Thousand ($600,000.00) US Dollars of which the above mentioned deposit shall form part, to be paid by the Purchasers to the Seller. Balance due prior to shipping.

the Seller hereby sells, assigns, transfers and sets over all and singular the goods and specific goods (hereafter collectively called the said "goods") hereinafter described in Schedule "A" and all the right, title, interest, property, claim and demand of the Seller thereto and therein, unto the Purchasers, to and for its sole and only use forever.

The Seller hereby covenants, promises and agrees to and with the Purchaser:

(a)

that all of the said goods are now IN THE POSSESSION of the Seller as defined in the SALE OF GOODS ACT.

(b)

that the Seller, now has GOOD RIGHT TO SELL and ASSIGN the said goods unto the Purchasers in the manner aforesaid and accordingly to the true intent and meaning of this Contract.

(c)

that the Seller will INDEMNIFY and save harmless the Purchasers from any and all charges and encumbrances not so set forth and described in the said Schedule "A".

(d)

that the Purchasers shall and may from time to time, and at all times hereafter, peaceably and quietly have, hold, possess and enjoy the said goods hereby sold and assigned, and all and every part of them to, and FOR ITS OWN USE and benefit without any manner of hindrance, interruption, molestation, claim or demand whatsoever of, from or by them, the Seller, or any person whatsoever.

The Purchaser hereby covenants, promises, and agrees with the Seller.

(a)

that the Purchasers acknowledges that the goods are sold on an "as is" basis. Except to the extent that the condition of the goods differs from their condition when viewed by the Purchasers (photographs or on site viewing), the Seller shall not be responsible for any defects associated with the Goods;

(b)

the Purchasers are aware that the Utility to which the Equipment is currently connected may necessitate the use of the equipment for emergency power supply between the time of this agreement and the time the Equipment becomes available for decommissioning. Normal wear and tear may occur from the use of the equipment and the Purchaser will save harmless any Utility for normal wear and tear. The Purchaser shall have no right to claim compensation for the power produced or for normal wear and tear. In the event the Equipment suffers major damage due to the utility operating the equipment for emergency power production, the Utility will be responsible for repairs to ensure the equipment is in the relative condition as viewed by the Purchaser.

(a)

the Purchasers are aware that the equipment will not be available for de commissioning until September 1, 2006 at the earliest and may not be available until June 30, 2007. If the equipment is not available for dismantling by June 30, 2007, the Purchaser, at their discretion, has the option to cancel this agreement with a full refund of all monies paid.

(b)

Any costs associated with the transportation of the Goods, and any taxes, duties or levies payable thereon are the sole responsibility of the Purchasers.

The purchaser and the Seller agree with each other as follows:

(a)

in the event that the conditions precedent to this agreement are not met, the deposit shall be returned to the Purchasers and this agreement shall be considered void ab initio;

(b)

in the event that, after all conditions to this agreement have been removed or waived, the Purchasers do not pay or caused to be paid to the Seller the entire purchase price, the Purchasers shall forfeit the deposit to the Seller as partial compensation for damages arising from the Purchasers nonpayment, but without prejudice to the Sellers right to sue for additional damages;

All grants, covenants, provisions, agreements, rights, powers, privileges and liabilities contained in this agreement shall be read and held as made by and with, granted to and imposed upon the parties hereto, and their respective heirs, executors, administrators, successors, and permitted assigns; wherever the singular or masculine is used, it shall be construed as meaning the plural or the feminine or the body politic or corporate where the context or the parties hereto so require, and where a party is more than one person, all covenants shall be deemed to be joint and several.

This contract shall be of no force or effect unless executed by both the Purchasers and the Seller on or before the 28th day of July, in the year 2006.

IN WITNESS WHEREOF the Seller has hereunto set his hand this ______day of ____________________, in the year 2006.

_______________________________

__________________________________

Signature of Witness

Purchaser's Signature

_______________________________

__________________________________

Printed Name

Printed Name

_______________________________

__________________________________

Date

Date

_______________________________

__________________________________

Signature of Witness

Seller's Signature

_______________________________

__________________________________

Printed Name

Printed Name

_______________________________

__________________________________

Date

Date

SCHEDULE "A"

Goods to be Purchased/Sold and any charges thereon

Four (4) x MP45 "used" engine-generator sets. Each set is packaged in a purpose built, weatherproof and sound attenuated enclosure which is essentially self-contained.

Each MP45 includes, but is not limited to

•

Common skid mounted engine-generator and radiator

•

Fuel oil filtration and transfer pumps

•

Lubricating oil filtration systems

•

Battery start system

•

Engine controls have been upgraded to Allen Bradley PLC's. The diesel engines may be started & idled from within each generating unit.

•

Comprehensive electrical switchgear * package and all breakers are later model vacuum style.

•

Some spare parts and tools

* This package also includes one (1) x Allis Chalmers fully integrated, skid mounted, metal enclosed, free standing 5kV switchgear control station. This has all the equipment necessary for manual or automatic operation of the power station. The unit consists of one generator switchgear unit for each generator set along with a single switchgear that is common to all four units. The generating units may be started and operated from the switchgear station or from a remote location.